Exhibit 10.2

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is entered into this 15th day of October, 2014 by and between Safety Quick Light, LLC Florida limited liability company (“Sublandlord”), and Stableford Capital, LLC a Georgia limited liability company (“Subtenant”).

MASTER LEASE

Sublandlord is the Tenant and Metzler One Buckhead Plaza, L.P., is the Landlord (“Prime Landlord”) under a written Lease dated December 17, 2013 covering certain real property located at 3060 Peachtree Road, Atlanta, GA 30305, containing approximately 2,895 rentable square feet on the third (3rd) floor, (“Master Premises”). Said Lease specifically described above, is herein referred to as the “Master Lease” and attached hereto as Exhibit A. Capitalized terms used in this Sublease without definition shall have the definition ascribed to such terms in the Master Lease. This Sublease shall be of no force or effect unless consented to by Prime Landlord in writing, pursuant to the consent terms and conditions defined in the Master Lease. Except to the extent expressly modified herein, all terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the Landlord thereunder, Subtenant the Tenant thereunder, and the Premises the Master Premises. In the event of a conflict between the terms and conditions of this Sublease and that of the Master Lease, this Sublease will govern and control. Sublandlord warrants and represents to Subtenant that the Master Lease has not been amended or modified, that Sublandlord is not now, and as of the Commencement Date (herein defined) hereof will not be, in default or breach of any of the provisions of the Master Lease, and Sublandlord has no actual or constructive knowledge of any claim by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease. Neither Sublandlord or Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability of obligations under this Sublease except as otherwise set forth in the following sentence. If the Master Lease terminates as a result of a default or breach either by Subtenant under this Sublease or by Sublandlord under the Master Lease, then the defaulting party shall be liable to the non-defaulting party for all quantifiable damage suffered as a result of such termination. Subtenant assumes and agrees to perform Sublandlord’s obligation under the Master Lease during the Term to the extent that such obligations are applicable to the Premises (as subsequently defined herein), except that the obligation to pay rent to Prime Landlord under the Master Lease shall be considered performed by Subtenant to the extent and in the amount that the “Base Rent” (as defined in this Sublease) is paid to Sublandlord in accordance herewith.

SUBLEASE PREMISES

Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and subleases from Sublandlord on the terms and conditions set forth in this Sublease the Master Premises (“Premises”) located on the 3rd floor, Suite 390 containing approximately 2,895 rentable square feet as shown on Exhibit C attached hereto.

TERM AND POSSESSION

The Term of this Sublease shall commence on the later of (i) November 1, 2014or (ii) the date of Prime Landlord’s full consent of the Sublease (the “Commencement Date”), and end on March 31, 2017 (“Term”). Tenant shall be allowed access to the premises ten (10) days prior to the Lease Commencement Date for the installation of furniture and equipment.

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BASE RENT

(a) Subtenant shall pay to Sublandlord as base rent (“Base Rent”), without deduction, setoff, notice, or demand, at 4400 North Point Parkway, Alpharetta, GA 30022, Attn: Patty Barron or such other place as Sublandlord shall designate from time to time by reasonable prior written notice to Subtenant, payable monthly in advance on or before the first (1st) day of each month through the end of the Term.

Base Rent Schedule:

Period*	Base Rent per RSF	Annual Base Rent	Monthly Base Rent
12/01/2014 - 11/30/2015	$29.00	$83,955.00	$6,996.25

	$29.89	$86,473.65	$7,206.14
12/01/2016 - 03/31/2017	$30.76	*$29,683.40	$7,420.85

*4 months base rent

Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Six Thousand Nine Hundred Ninety-Six and 25/100 Dollars ($6,996.25) as first month’s Base Rent.  Such advanced rent payment shall be applied as first month’s Base rent for December 2014. If the Term begins or ends on a day other than the first or last day of the month, the rent for the partial month shall be prorated on a per diem basis.

(b) Subtenant hereby acknowledges that if any monthly payment of Base Rent or any other monies due hereunder from Subtenant not be received by Sublandlord within five (5) business days after such payment is due, Subtenant shall pay Sublandlord a late charge equal to 5% of such delinquent amount. Additionally, if any Base Rent or other monies due hereunder by Subtenant to Sublandlord which are not paid within five (5) business days after Subtenant receives notice of such non-payment, the same shall bear interest at the rate of one and one-half percent (1 1/2%) per month from said due date until paid.

REPAIRS BY SUBTENANT

Sublandlord shall be entitled to the same rights as Prime Landlord regarding entry to the Premises as are provided Prime Landlord in the Master Lease. Subtenant has inspected the Premises and accepts the Premises in their present existing condition and acknowledges same as suited for Subtenant’s purposes and intended use, provided, however, that prior to the Commencement Date Sublandlord agrees to leave the Premises in a broom clean condition with no major blemishes on the walls (ordinary wear and tear excepted) and free from any personal property. From and after the applicable Commencement Date with respect to the portion of the Premises for which possession has been delivered to Subtenant, Subtenant shall, in addition to undertaking all duties and obligations of Sublandlord to Prime Landlord under the Master Lease, throughout the Term of this Sublease and at Subtenant’s expense maintain in good order and repair the Premises, including the Premises interior, fixtures and all improvements located therein or thereon. Subtenant agrees to return the Premises to Sublandlord at the expiration of this Sublease or upon prior termination of the Term, if any, in as good condition and repair as when first received by Subtenant, reasonable wear and tear excepted.

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SECURITY DEPOSIT

Subtenant shall, upon execution of this Sublease Agreement, deposit with Sublandlord the sum of Thirty Four thousand nine hundred eighty one and 25/100 Dollars ($34,981.25) to be held by Sublandlord as security for Subtenant’s obligations under this Sublease (the “Security Deposit”). Sublandlord may apply all or any portion of the Security Deposit to any unpaid Base Rent or Additional Rent due from Subtenant, or to cure any other defaults of Subtenant. If Sublandlord uses all or any portion of the Security Deposit, Subtenant shall restore the Security Deposit to its full amount within ten (10) days after Sublandlord's written request, which request shall specify the reason for use of any such portion of the Security Deposit. Subtenant's failure to do so shall be deemed an event of default under the Sublease. No interest shall be paid by Sublandlord to Subtenant on the Security Deposit. Sublandlord shall not be required to keep the Security Deposit separate from its other accounts, and no trust relationship is created with respect to the Security Deposit. The Security Deposit is not a prepayment of Subtenant's monthly rent obligations, and may not be used by Subtenant as such; it is expressly understood that the Security Deposit does not and shall not constitute Subtenant's "last month's rent." Upon any termination of the Sublease not resulting from Subtenant's default, and after Subtenant has vacated the Premises in the manner required by the Sublease and otherwise timely performed its obligations pursuant to the Sublease throughout the Term, Sublandlord shall, within - 30 days after the expiration of the Term, refund the remaining portion of the Security Deposit to Subtenant.

REDUCTION IN SECURITY DEPOSIT

Notwithstanding anything in the Security Deposit section above to the contrary, so long as Subtenant is then current in the payment of all Base Rent due hereunder and has not been in default beyond any applicable notice and cure period, the Security Deposit will be reduced as follows: (i) as of the first (1st) day of the sixth (6th) full calendar month of the Term of this Sublease and proof from Subtenant of revenues at or in excess of $500,000.00, the Security Deposit shall be reduced to $20,988.75 (ii) as of the first day of the twelfth (12th) full calendar of the Term of this Sublease and proof from Subtenant of revenues at or in excess of $750,000.00, the Security Deposit shall be reduced to $6,996.25. In no event shall the Security Deposit ever be in an amount less than $6,996.25 during the Term of this Sublease. The Sublandlord agrees that the security deposit reduction(s) shall be credited against the rent due for the following month(s); e.g. the “sixth month reduction” will satisfy the rent due for the seventh and eigth month. In the second year of the lease, the Subtenant shall be responsible for the remaining balance(s) due for months thirteen (13) and fourteen (14) according to this lease.

SUBTENANT’S DEFAULT

If Subtenant is late in the payment of Base Rent or any other charges required of Subtenant hereunder, and the same remains delinquent for more than five (5) business days after Sublandlord provides Subtenant notice of the same, or if Subtenant defaults in performing any other of its obligations hereunder (including, but not limited to, obligations under the Master Lease that are incorporated into this Sublease), and such non-monetary default is not cured within ten (10) days after written notice to Subtenant provided, however, if Subtenant’s failure to comply cannot reasonably be cured within ten (10) days, Subtenant shall be allowed additional time (not to exceed 45 days) as is reasonably necessary to cure the failure so long as Subtenant begins the cure within ten (10) days and diligently pursues the cure to completion; or if Subtenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Subtenant’s property, including any interest Subtenant may have in the Premises; or if, whether voluntarily or involuntarily, Subtenant files or is subject to creditor relief proceedings under any present or future law; or if Subtenant makes an assignment for benefit of creditors; or if the Premises or Subtenant’s property or interest herein should be levied upon or attached and not satisfied or dissolved within thirty (30) days; then, and in any said events, at Sublandlord’s option and upon Sublandlord’s notice to Subtenant of a termination of the Sublease, Subtenant shall at once surrender possession of the Premises to Sublandlord and remove all of Subtenant’s property and effects therefrom; and Sublandlord may forthwith re-enter the Premises and repossess same, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detained or other tort.

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In addition, Sublandlord shall have the right to pursue any and all other remedies available at law and in equity to recover from Subtenant all amounts then due or thereafter accruing and such other damages as are caused by Subtenant’s default. No course of dealing between Sublandlord and Subtenant or any delay on the part of Sublandlord in exercising any rights Sublandlord may have under this Sublease shall operate as a waiver of any of the rights of Sublandlord hereunder, nor shall any waiver or prior default operate as a waiver of any subsequent default. In exercising its rights and remedies under this Sublease, Sublandlord shall be entitled to recover from Subtenant all costs incurred, including, without limitation, reasonable attorneys’ fees actually incurred.

No termination of this Sublease prior to the expiration thereof by lapse of time, by default of either party or otherwise shall affect Sublandlord’s right to collect Base Rent or charges due hereunder for the period prior to termination by either party.

USE OF PREMISES

The Premises shall be used and occupied by Subtenant only for general office use and for no other use or purpose.

ASSIGNMENT AND SUBLETTING

Subtenant shall not have the right to assign this Lease or sublet the Premises except upon receipt of Prime Landlord’s and Sublandlord’s prior written consent, which shall not be unreasonably withheld or delayed.

HOLDING OVER

All terms and conditions of the Master Lease shall control in the event that Subtenant fails to yield up immediate possession of the Premises upon the termination or expiration of the Sublease except that any tenancy at sufferance shall include rent charges equal to one hundred fifty percent (150%) of the Base Rent paid hereunder. Notwithstanding the foregoing, the provisions of this Section shall not apply in the event that Subtenant has executed a direct lease for the Premises with Prime Landlord that extends Subtenant’s occupancy of the entire Premises after the expiration of this Sublease. If (i) Subtenant remains in possession of the Premises upon the termination of the Master Lease, (ii) Sublandlord returns possession of the Master Premises other than the Premises (the “Remainder Premises”) to Prime Landlord upon the termination of Master Lease, and (iii) Sublandlord is responsible to pay holdover rent or incurs any costs pursuant to Section 24 of the Master Lease on the Master Premises or on the Premises as a result of Subtenant’s remaining in possession of the Premises after the termination of the Master Lease, then Subtenant shall indemnify Sublandlord for Sublandlord’s indemnity obligations as “Tenant” under the Master Lease with respect to the Remainder Premises and the Premises for any claims arising from the Subtenant’s holding over. Subtenant’s liability for a holdover event for which Sublandlord does not hold over on the Remainder Premises but Subtenant does hold over on the Premises as described in the immediately preceding sentence, shall be equal to all damages owed to Master Landlord by Sublandlord as Tenant, under Section 22 of the Master Lease, which includes 100% of the holdover rent then due under the Master Lease. Subtenant’s liability for a holdover event for which Sublandlord holds over on the Remainder Premises and Subtenant also holds over on the Premises shall be calculated as a prorata percentage interest based upon a formula that is equal to the square footage of the Premises leased by Subtenant under this Sublease divided by the square footage of the total premises that are leased by Sublandlord under its Master Lease with Landlord as of the time of such indemnification.

ATTORNEY’S FEES

If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the substantially prevailing party shall be entitled to recover its cost of suit and reasonable attorneys’ fees and related expenses.

BROKER REPRESENTATION AND DISCLOSURE

Avison Young-Atlanta, LLC represent Sublandlord in this transaction, and Joel and Granot Real Estate, Inc. represents the Subtenant in this transaction, collectively (“Brokers”). Brokers will be paid a real estate commission by Sublandlord, per a separate commission agreement.

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PARKING

Subtenant shall have the right to use any parking spaces available to Sublandlord as per the Master Lease and Subtenant shall be responsible for all costs associated with Parking.

SIGNAGE

Sublandlord shall request that Prime Landlord provide directory signage for Subtenant at the sole cost and expense of Subtenant.

FF&E

Refrigerator currently located in break/work room shall remain; all other furniture, fixture and equipment shall be removed from Premises by Sublandlord.

INSURANCE

During the term of this Sublease, Subtenant shall fully comply with all of the insurance obligations as provided for in the Master Lease with respect to the Premises. In addition to the obligations in the Master Lease, Subtenant’s insurance shall also comply with the following: (i) Subtenant’s commercial general liability policy shall name Sublandlord as an additional insured, and (ii) all policies of insurance shall contain endorsements that the insurer(s) shall give Sublandlord at least 30 days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Subtenant agrees to provide proof to Sublandlord in the form of an original certificate of insurance regarding the aforementioned on or before the Commencement Date of this Sublease.

During the term of this Sublease, Sublandlord shall fully comply with all the insurance obligations as provided for in the Master Lease with respect to the Remainder Premises.

Each party hereby waives claims against the other for property damage that could be insured under a standard fire and extended coverage policy of insurance and each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation with respect to such insurance.

INDEMNIFICATION

Anything to the contrary in this Sublease or the Master Lease notwithstanding, Sublandlord shall not be liable to Subtenant and Subtenant hereby waives all claims against Sublandlord for injury or damage to any person or property by or from any cause whatsoever arising out of Subtenant’s use or occupancy of the Premises during the Term of this Sublease, excepting Sublandlord’s negligence or willful misconduct, and Subtenant shall remain liable for its own negligence or otherwise tortuous acts, errors or omissions and agrees to indemnify, defend and hold Sublandlord harmless against and from any and all costs, expenses, claims, demands, obligations and liabilities, (including reasonable attorneys’ fees) brought or asserted by any third party on account of Subtenant’s breach of contract, negligence or willful misconduct in the use or occupancy of the Premises during the Term of this Sublease.

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ALTERATIONS AND IMPROVEMENTS

Subtenant shall have the right to improve, add to or alter the Premises and to install fixtures and other equipment thereon provided that Subtenant shall have first obtained the prior written consent of Prime Landlord pursuant to the Master Lease. Subtenant may remove all fixtures, equipment and other improvements in the Premises made by Subtenant at any time during or at expiration or termination of the Sublease, if and only if Subtenant repairs any damage to the Premises caused by such removal and restores the Premises to the condition required by the paragraph of this Sublease entitled “REPAIRS BY SUBTENANT” at expiration or termination of this Sublease, provided, however, that the same shall not be required in the event that Subtenant has executed a direct lease for the Premises with Prime Landlord that extends Subtenant’s occupancy of the Premises after the expiration of this Sublease. However, any such improvements, additions, alterations, fixtures and other equipment of Subtenant which are not removed upon expiration or sooner termination of this Sublease (unless Subtenant enters into a direct lease with Prime Landlord that extends Subtenant’s occupancy of the Premises after the expiration of this Sublease), the same shall revert to and become the absolute property of Prime Landlord, free and clear of any and all claims against them by Subtenant or any third party, and Subtenant hereby agrees to hold Sublandlord and Prime Landlord harmless from any such claims by third parties.

AUTHORITY

Subtenant hereby warrants and represents that the undersigned officer of Subtenant has due authorization to execute this Sublease and to perform Subtenant’s obligations hereunder.

Sublandlord hereby warrants and represents that the undersigned officer of Sublandlord has due authorization to execute this Sublease and to perform Sublandlord’s obligations hereunder.

NOTICE

Whenever in this Sublease any notice is required or permitted to be given by either party to the other in writing, such notices shall be sent by certified mail, postage prepaid, return receipt requested, or by recognized overnight courier or by hand delivery to the addresses indicated in this paragraph unless Sublandlord and Subtenant designate to the other party in writing another address. The date of service of any notice hereunder shall be the date of personal delivery, or the date of post mark in the U.S. mail, or the date of confirmed deposit with the courier as the case may be.

As to Sublandlord:	As to Subtenant:

Safety Quick Light, LLC 4400 North Point Parkway Suite 154 Alpharetta, GA 30022	Stableford Capital, LLC 3060 Peachtree Road Suite 390 Atlanta, GA 30305

ATTN: Patty Barron	ATTN: Mark Lapolla

NON-WAIVER OF RIGHTS

No course of dealing between Sublandlord and Subtenant or any failure or delay on the part of Sublandlord or Subtenant, respectively, in exercising any rights of Sublandlord or Subtenant under any provisions of this Sublease shall operate as a waiver of any rights of Sublandlord or Subtenant, as applicable, under this Sublease, nor shall any waiver of a default on one occasion operate as a waiver of any subsequent default or any other default. No express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver, and that one only for the time and in the manner specifically stated.

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TIME

Time is of the essence in this Sublease.

APPLICABLE LAW

This Sublease shall be construed under the laws of the Georgia without reference to the conflict of law provisions of such state.

SEVERABILITY CLAUSE

If any clause or provision of this Sublease is illegal, invalid, or unenforceable under present or future laws effective during the Term of this Sublease, then and in that event it is the intention of the parties hereto that the remainder of this Sublease shall not be affected thereby.

NO ASSUMPTION OF OBLIGATIONS IN MASTER LEASE

This Sublease shall not be construed to create any relationship or contractual agreement between Subtenant and Prime Landlord. Without limiting the generality of the foregoing statement, Subtenant shall have no rights under the Master Lease and shall take no action or assert any claim against Prime Landlord under the Master Lease or Sublease and shall look solely to Sublandlord for enforcement of Subtenant’s rights hereunder.

COUNTERPARTS

This Sublease may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Sublease, with one counterpart being delivered to each party hereto.

ENTIRE AGREEMENT

This Sublease contains the entire agreement of Sublandlord and Subtenant, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

QUIET ENJOYMENT

Subject to the terms and conditions of this Sublease and so long as Subtenant is not in default in the performance of its covenants and agreements in this Sublease (beyond any applicable notice and grace period), Subtenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, under or through Sublandlord.

PROVISIONS REGARDING SUBLEASE

In order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, Sublandlord acknowledges and agrees to the following:

A. Provided Subtenant shall timely pay all Base Rent when and as due under this Sublease, Sublandlord shall pay, when and as due, all base rent, additional rent and other charges payable by Sublandlord to Prime Landlord under the Master Lease.

B. Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord.

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C. Sublandlord shall not agree to an amendment to the Master Lease which might: (i) have a material adverse effect on Subtenant’s occupancy of the Premises or its use of the Premises for their intended purpose, or (ii) result in a material increase in costs to Subtenant.

D. Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Master Lease.

E. Sublandlord shall promptly notify Subtenant of any notice received from the Prime Landlord under the Master Lease.

IN WITNESS WHEREOF, Sublandlord and Subtenant, acting by and through their authorized officers, have hereunto set their hands and affixed their seals as of the day and year first above written.

SUBLANDLORD: Safety Quick Light, LLC, a Florida limited liability company

By: /s/ Patricia Barron

Name: Patricia Barron

Title: COO

Witnessed by:

Title:

SUBTENANT: Stableford Capital, LLC, a Georgia limited liability company

By: /s/ Mark O. Lapolla

Name: Mark O. Lapolla

Title: Managing Member

Witnessed by:

Title:

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